Exhibit 10.32.3

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended. REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

AMENDMENT TO SALES REPRESENTATIVE SERVICES AGREEMENT

This AMENDMENT TO SALES REPRESENTATIVE SERVICES AGREEMENT (this “Amendment”), is entered into as of this 8th day of May, 2009 by and between VENTIV COMMERCIAL SERVICES, LLC, a New Jersey limited liability company (“VCS”), and ENDO PHARMACEUTICALS INC., a Delaware corporation (“CLIENT”).

W I T N E S S E T H:

WHEREAS, Client and VCS entered into a Sales Representative Services Agreement dated as of April 1, 2008 (the “Sales Rep Agreement”) relating to the provision by the VCS Field Force of certain sales and promotional services on behalf of Client. All capitalized terms used herein without definition shall have the meanings given to them in the Sales Rep Agreement; and

WHEREAS, VCS and Client desire to amend the Sales Rep Agreement to, among other things, (i) *** under the Sales Rep Agreement and (ii) reflect the inclusion of Lidoderm as one of the Products for which Services are provided under the Sales Rep Agreement; and

WHEREAS, the parties desire to amend the Sales Rep Agreement on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises made herein and of the mutual benefits to be derived herefrom, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. The Sales Rep Agreement is hereby amended effective as of June 1, 2009 (the “Effective Date”) by replacing all references to “Tube Sales” with “Rx Sales” and adding a new Section 1.65, which shall read as follows:

“1.65 “Rx Sales” means the total number of prescriptions filled with respect to VOLTAREN® as measured by IMS Prescription Audit or other third party vendor selected by CLIENT from time to time. Appropriate adjustments in the measurement of Rx Sales agreed to by the Parties shall be made in the event that any third party vendor selected by CLIENT as referred to above uses different measurement metrics than the previous vendor.”

In addition, former Section 1.77 is hereby deleted and former Sections 1.65 through 1.85 are hereby numerically adjusted accordingly.

2. The Sales Rep Agreement is hereby amended effective as of July 1, 2009 by deleting Subsection 3.2(a) in its entirety and effective as of the Effective Date by deleting Subsection 3.2(b) in its entirety and substituting the following in lieu thereof:

“a. VCS shall maintain an experienced, well-trained VCS Field Force, whose time is dedicated exclusively to the promotion of the Products and who collectively will provide a minimum of *** Primary Details per calendar quarter effective with the calendar quarter starting July 1, 2009, for a total of *** Primary Details per Agreement Year. For every Primary Detail shortfall below *** commencing with the calendar quarter starting July 1, 2009, VCS shall provide CLIENT ***.

b. The VCS Field Force shall consist of 80 Sales Representatives, 8 District Managers, and one Project Manager. Each District Manager and Sales Representative shall have the qualifications and meet the hiring profile and criteria set forth on Schedule A-1C. The Project Manager designated by VCS from time to time shall be subject to the approval of CLIENT, which approval shall not be unreasonably withheld. VCS and CLIENT hereby agree that Tom Bonk, VCS’ designee to the position of Project Manager, is acceptable to CLIENT. CLIENT hereby designates John Gilbert as its Project Manager. Each Party may change its Project Manager upon written notice to the other Party.”

3. The Sales Rep Agreement is hereby amended effective as of the Effective Date by deleting Subsection 3.2(c)(ii) in its entirety.

4. Section 3.2(k) of the Sales Rep Agreement is hereby amended effective as of the Effective Date by reducing the number of computers included in the Spare Pool Threshold from *** computers to *** computers. On or before June 30, 2009, VCS shall return to CLIENT the Information Technology that had been provided by CLIENT to the members of the VCS Field Force whom are no longer engaged to provide services under the Sales Rep Agreement.

5. The description of the manner in which the At-Risk Management Fee is calculated as set forth in Section 4.1(a) and the manner in which CLIENT reports certain information as set forth in Section 4.1(b), in each case for the period from and after July 1, 2009 shall be modified to refer to Rx Sales instead of Tube Sales and to delete all references to Active Representative/Active Territory goals.

6. The Sales Rep Agreement is hereby amended by adding the following sentence to the end of Subsection 4.6(b):

“For the purpose of clarity, Novartis’ audit rights under this Subsection 4.6(b) and Subsection 4.6(b)(i) shall only constitute a right to audit those books and records of VCS relating to the promotion and sale of Voltaren, to the extent such books and records are separable from VCS’ other books and records relating to Services hereunder.”

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7. The Sales Rep Agreement is hereby amended by deleting Subsection 6.4(a) in its entirety and substituting the following in lieu thereof:

“(a) VCS shall communicate to CLIENT and Novartis, as specified below, all comments, complaints, requests and inquiries received from the medical profession, Governmental Authorities or other third parties relating to VOLTAREN® or any other Product, as applicable. All responses to such communications shall be handled solely by CLIENT, and VCS shall cooperate with and assist CLIENT to the extent deemed necessary by CLIENT to respond fully to such communications. Product complaint reports received by VCS which are not deemed to be an Adverse Event shall (i) with respect to VOLTAREN®, be reported by VCS to Novartis (at Novartis Consumer Health, Inc., 200 Kimball Drive, Parsippany, NJ 07054-0622), with a copy to CLIENT, and (ii) with respect to any other Product, be reported by VCS to CLIENT (at Endo Pharmaceuticals, 100 Endo Blvd., Chadds Ford, PA 19317), in each case within 15 days of receipt by VCS. VCS shall promptly forward to CLIENT any information, including, but not limited to, initial and follow up reports, that becomes known to VCS from any source in any form relating to any Adverse Event or any Adverse Event with an associated product quality complaint for any Product as soon as it becomes available, but in any event within 24 hours of becoming aware of such information, by transmitting it to the Endo Triage Line at 1-800-462-3636. VCS shall also (i) in the case of VOLTAREN®, notify Novartis, with a copy to CLIENT, and (ii) in the case of any other Product, notify CLIENT, of any communication received from any Governmental Authority relating to any Adverse Event or other safety issue for any Product, within 24 hours of receiving such communication, by transmitting it to the Endo Triage Line at 1-800-462-3636 and by transmitting any written communication documentation and a written synopsis of any oral communication to Novartis’ Global Head, Drug Safety and Pharmacovigilance or Endo’s Pharmacovigilance Group, as applicable. VCS shall provide to Novartis and CLIENT all reasonable assistance and take all actions reasonably requested by Novartis and CLIENT (at CLIENT’s cost) that are necessary to enable Novartis and CLIENT to comply with any Law applicable to the Products and any conditions or obligations relating to any approval. Such assistance and actions will include compliance with the terms of any Pharmacovigilance Agreement entered into by and between CLIENT and Novartis (a copy of which shall be provided by CLIENT to VCS) to the extent that the terms of such agreement supersede the applicable terms of the Novartis Agreement.”

8. The Sales Rep Agreement is hereby amended by adding the following sentence to the end of Section 9.2 and the Parties agree to negotiate in good faith and sign within 60 days after the Effective Date a letter agreement that sets forth certain procedural requirements and provisions regarding the Conversion of Sales Representatives and District Managers:

“VCS and CLIENT hereby agree that CLIENT shall pay VCS a fee equal to *** for every Sales Representative and *** for every District Manager transferred from the VCS Field Force to CLIENT’s internal sales force pursuant to this Section 9.2.”

9. The Sales Rep Agreement is hereby amended from and after the Effective Date by deleting Subsection 11.2(b) in its entirety and substituting the following in lieu thereof:

“(b) CLIENT may terminate this Agreement in its sole discretion at any time upon 60 days’ prior written notice to VCS.”

10. The Sales Rep Agreement is hereby amended from and after the Effective Date by deleting the parenthetical in Subsection 11.2(d) and by deleting Subsection 11.2(e) in its entirety.

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In addition, CLIENT hereby waives VCS’ failure to meet its Primary Detail requirements under Section 3.2(a) and its Active Representative and Inactive Territory requirements under Section 3.2(c)(ii) and Section 11.2(e) in respect to the calendar quarter April through June, 2009. CLIENT further agrees that the failure of the VCS Field force to meet the Primary Detail requirements for the calendar quarter April through June, 2009 will not be taken into account in determining whether CLIENT has a right to terminate the Sales Rep Agreement under Section 11.2(d). CLIENT also agrees that the Primary Details component of the At-Risk Management Fee and the Active Territory and Active Representative Days component of the At-Risk Management Fee shall be deemed achieved for the second calendar quarter of 2009 so that VCS shall be entitled to an At-Risk Management Fee of at least *** for such calendar quarter.

11. The Sales Rep Agreement is hereby amended from and after the Effective Date by deleting the second sentence of Section 11.4 in its entirety and substituting the following in lieu thereof:

“In addition, if CLIENT terminates this Agreement pursuant to Sections 11.2(a), (b) or (c), or VCS terminates this Agreement pursuant to Sections 11.1(a) or (b) or Section 11.2(f), CLIENT shall pay VCS a termination fee of (i) *** if termination occurs before November 30, 2009, and (ii) *** if termination occurs before May 31, 2010.

12. CLIENT shall pay VCS a partial termination fee of *** on the Effective Date.

13. The Sales Rep Agreement is hereby amended from and after the Effective Date by deleting Schedule A-1 – Detailing to Targets in its entirety and substituting the text of Exhibit A-1 (attached hereto) in lieu thereof.

14. The Sales Rep Agreement is hereby amended from and after July 1, 2009 by deleting Schedule B – Compensation in its entirety and substituting the text of Exhibit B (attached hereto) in lieu thereof.

15. The Sales Rep Agreement is hereby amended from and after the Effective Date by deleting Schedule B-Y – Budget in its entirety and substituting the text of Exhibit B-Y (attached hereto) in lieu thereof.

16. Except as expressly amended or otherwise modified hereby, all of the terms, conditions and provisions of the Sales Rep Agreement remain in full force and effect.

(Remainder of page intentionally left blank - Signature page follows)

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Sales Representative Services Agreement to be duly executed as of the day and year first above written.

VENTIV COMMERCIAL SERVICES, LLC

By:	/s/ PAUL MIGNON
Name:	Paul Mignon
Title:	Chief Operating Officer

ENDO PHARMACEUTICALS INC.

By:	/s/ NANCY WYSENSKI
Name:	Nancy Wysenski
Title:	Chief Operating Officer

Signature page to Amendment to Sales Representative Services Agreement

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EXHIBIT A-1

SCHEDULE A-1

DETAILING TO TARGETS

VCS will provide individuals to serve as Sales Representatives to make Calls pursuant to the Call Plan on Target Prescribers.

ESTABLISHMENT OF SALES FORCES

VCS will provide a sales force consisting of *** VCS Sales Representatives, *** District Managers, and *** Project Manager, which shall be known as the VCS Field Force and shall Call Target Prescribers.

HIRE STATUS AND WORK SCHEDULE

All of the VCS Sales Representatives will be VCS employees. The weekly work schedule for these full-time VCS Sales Representatives will be 40 hours per week and each Sales Representative must be present in his or her Territory from 8:00 AM (local time) to 5:00 PM (local time), Monday through Friday. The work schedule of a Sales Representative may also include occasional work scheduled on weekends and evenings to attend meetings or conventions and, when warranted, this time will be in addition to the weekly work schedule set forth above. Attendance at all district and national meetings and all nightly or weekend promotional dinners or events is mandatory.

VCS will provide VCS Sales Representatives as a dedicated field force. As Sales Representatives in a dedicated field force, the VCS Sales Representatives may not Detail any products of any Person other than Client.

CALLS AND TARGETS

Detailing. Each Sales Representative shall conduct face-to-face one-on-one discussions with Target Prescribers during which a promotional message involving the Products is given for the purpose of promoting the Products to such Target Prescribers in accordance with this Agreement (each such discussion being a “Detail” and the holding of such meetings being “Detailing”). For the avoidance of doubt, (i) a reminder presentation or a sample drop shall not constitute a Detail, a Primary Detail or a Non-Primary Detail; and (ii) presentations to groups, medical conventions or institutions shall not constitute a Detail, a Primary Detail or a Non-Primary Detail.

VCS shall cause the Sales Representatives to conduct *** Primary Details per year (*** Primary Details per calendar quarter) to Call Plan targets.

Generally, a VCS Sales Representative is expected to use the Product Literature (and only the Product Literature) when making a Call and to leave one or more copies of the Product Literature and full prescribing information with the Target Prescriber as part of the Call. VCS shall require each VCS Sales Representative to accurately record information concerning each Call and concerning the profile of each Target Prescriber on whom the VCS Sales Representative Calls. Such recorded information shall be deemed to be the property of CLIENT.

MANAGER HIRE STATUS

VCS will also provide *** full-time District Managers and *** Project Manager under this Agreement. All of the managers to be provided will be VCS employees. The District Managers and Project Manager will be dedicated to the VCS Field Force.

As dedicated managers, the VCS managers may not manage persons other than the VCS Field Force.

ALIGNMENTS

The configurations of the sales districts and of the Territories within each district to be serviced by the VCS Field Force have been or will be provided to VCS; will be maintained by VCS at its offices; and may be amended or reconfigured from time to time only upon prior written approval of CLIENT.

HIRING PROFILE

In selecting the Sales Representatives, District Managers and Project Manager, VCS will use the preferred hiring profile approved by CLIENT as set forth in Schedule A-1C to this Agreement, as the same may be amended from time to time with the prior written approval of CLIENT. VCS will take reasonable steps to confirm the accuracy of information concerning background and experience received from applicants for positions as Sales Representatives, District Managers, and Project Manager. VCS will review all potential hires with CLIENT and take into consideration all of CLIENT’s recommendations. VCS will be solely responsible for all hiring decisions. VCS will ensure that each Sales Representative, District Manager, and Project Manager receives the appropriate new-hire information package set forth in Schedule A-1D to this Agreement, as the same may be amended from time to time with the prior written approval of CLIENT.

TRAINING

VCS will cause each new Sales Representative, District Manager and Project Manager to participate in appropriate training (both at-home study and class time). CLIENT will cooperate in providing training aids and personnel useful in the conduct of such training. The training responsibilities of the parties are as follows:

(a) CLIENT is responsible for the following training: all Product-specific and disease state training, marketing and sales strategies and training concerning general selling skills, adverse event reporting and management, reporting policies and procedures required by Section 6.4 of the Agreement, initial sales force automation training of the VCS Field Force and training of a VCS employee to provide additional sales force automation training to the VCS Field Force. CLIENT shall be responsible for creation of all training materials and for the content of all training set forth in this subsection (a).

(b) VCS is responsible for providing training with respect to: (i) compliance with Laws, (ii) VCS employee specific training including human resource policies and procedures, (iii) expense management and training concerning fleet policies, (iv) sample management policies, (v) sales force automation training subsequent to the initial training referred to in subparagraph (a) above, and (vi) procedures for the monthly submission to CLIENT of Marketing Reports as required by the applicable state or other jurisdiction. VCS shall be responsible for creation of all training materials and for the content of all training set forth in this subsection (b).

MEETINGS

The Services provided under this Agreement include the training and sales meeting activities of the Sales Representatives, District Managers, and Project Manager listed in Schedule A-1E to this Agreement, as the same may be amended from time to time with the prior written approval of CLIENT.

STRATEGIC DIRECTION AND MANAGEMENT OF THE FIELD FORCES

CLIENT, through its Directors of Pharma Field Sales, will provide strategic direction to the VCS Field Force through the District Managers. In this way, CLIENT shall retain sole responsibility for the formulation and implementation of CLIENT’s marketing and sales strategies. CLIENT shall not, however, have any employment supervisory authority over the VCS Field Force. CLIENT is solely responsible for acts or omissions of its employees.

PERFORMANCE

In the event that CLIENT reasonably believes that a Sales Representative, District Manager or Project Manager has violated any applicable Law or policy, CLIENT shall so notify VCS and VCS shall, subject to applicable Law, immediately remove such person from providing Services to CLIENT under this Agreement.

In the event CLIENT believes that a Sales Representative, District Manager, or Project Manager has failed to provide satisfactory service to CLIENT, CLIENT shall give written notice to VCS indicating that a failure to provide satisfactory service has occurred and VCS shall, subject to compliance with applicable Law, ***.

REPRESENTATIONS AND UNDERTAKINGS

In connection with this Schedule A-1:

a. VCS represents and undertakes:

i. that neither VCS nor any Person employed by VCS in connection with any work to be performed for or on behalf of CLIENT has been debarred under Section 306(a) or (b) of the Federal Food, Drug and Cosmetic Act, and that no debarred person will in the future be employed by VCS in connection with any work to be performed for or on behalf of CLIENT. If at any time after execution of this Agreement, VCS becomes aware that VCS or any Person employed by VCS in connection with any work to be performed for or on behalf of CLIENT shall become or shall be in the process of being debarred, VCS shall so notify CLIENT at once and remove such Person from providing Services to CLIENT under this Agreement.

b. VCS will:

i. cause each VCS Sales Representative to make Calls in a professional manner, consistent with the applicable policy and procedure manual, on Target Prescribers and to present only information about the Products which is consistent with the Product Literature. VCS shall not and shall not permit the VCS Sales Representatives to add, delete or modify claims of efficacy or safety of the Products, nor make any changes (including underlining or otherwise highlighting any language or adding any notes thereto) in the Product Literature. VCS shall use and shall permit the VCS Sales Representatives to use only the Product Literature provided by CLIENT. Under no circumstances shall VCS develop, create, or use any other promotional material or literature or alter Product Literature provided by CLIENT. VCS shall immediately cease the use of any Product Literature when instructed to do so by CLIENT. VCS shall use the Product Literature only for the purposes of this Agreement. All copyright and other intellectual property rights therein shall remain vested in CLIENT or Novartis, as applicable.

ii. use commercially reasonable efforts to replace any VCS Sales Representative terminated by it within no more than *** days of the date of such termination.

iii. As more fully described in the Agreement, and without limiting the provisions of Section 6.4 of the Agreement, inform CLIENT promptly of any reports of any adverse occurrence involving a Product of which VCS becomes aware or of any information VCS shall receive regarding any threatened or pending action by any Governmental Authority which may affect a Product. VCS shall, at the request of CLIENT, cooperate with CLIENT and Novartis in formulating a response regarding any such action.

c. CLIENT will:

i. provide VCS with all Product Literature useful to facilitate the Detailing of the Products.

ii. inform VCS promptly of any changes that CLIENT believes are necessary or appropriate in the Product Literature or in information concerning the Products in order to be in compliance with all applicable federal and state Laws.

iii. timely respond to any inquiry concerning a Product from any licensed practitioner and directed to VCS.

STATUS OF MEMBERS OF THE VCS FIELD FORCE

VCS officers, agents and employees are independent from all control by CLIENT, except as to how they represent or characterize the Products when Detailing the Products.

They are not now nor will they in the future be considered employees of CLIENT or as eligible for any CLIENT employee benefits or compensation as a result of being employed by VCS to carry out VCS’ obligations under this Agreement.

EXHIBIT B

SCHEDULE B

COMPENSATION - FEES PAYABLE TO VCS

VCS shall invoice CLIENT monthly for all fees and costs payable by CLIENT for Services as set forth in the Budget included as Schedule B-Y.

CLIENT shall pay VCS a monthly fixed fee during the Term based on the Budget set forth on Schedule B-Y. Included in the fixed monthly fee are certain costs (i.e., VCS Sales Representative and District Manager salaries and VCS Field Force travel, office and other expenses captured on routine expense reports) to be reconciled by the Parties on a monthly basis and the Management Fee.

In addition, Pass-through Costs shall be billed by VCS as incurred. Pass-through Costs shall include:

•	Initial interview travel and facilities

•	District Manager Bonuses (plus applicable employer portion of taxes)

•	Sales Representative Bonuses (plus applicable employer portion of taxes)

•	Sales Representative travel

•	National Training Meetings to the extent not paid directly by Client

•	POA Meetings to the extent not paid directly by Client

•	Third Party data acquisition costs

•	Direct Marketing Expense (DME) Funds

•	Equipment purchases (printers, laptop and handheld and/or tablet)

During the Term, the Management Fee shall be in the amount of *** per Agreement Year.

During the Term, VCS shall be eligible to earn an At-Risk Management Fee of *** for each Agreement Year, based on the following:

•	Rx Sales Goal (50%) (*** per Agreement Year)

•	95% Goal receive ***

•	100% receive ***

•	Over 105%, receive ***

•	Measured and paid annually based on total Rx Sales goal for the Agreement Year. Reset each Agreement Year.

•	Primary Details (50%) (*** per Agreement Year, *** per calendar quarter)

•	Commencing July 1, 2009, VCS shall conduct *** Primary Details per Agreement Year (*** Primary Details per calendar quarter) to Target Prescribers.

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Measured and paid quarterly based on Primary Details to Call Plan targets only as measured by the CLIENT TRx system. VCS shall earn the *** payment if greater than *** Primary Details to Call Plan targets in the calendar quarter.

The Parties shall mutually agree (in writing) to the RX Sales Goal required for VCS to earn At-Risk Management Fee prior to July 1, 2009 for the Agreement Year starting July 1, 2009 and by April 1 of each Agreement Year thereafter.